Second Modification and Confirmation (Massachusetts)






Recording requested by
CHICAGO TITLE INSURANCE COMPANY

This Second Modification and Confirmation was prepared by and when recorded should be mailed to:

   Jaime S. Steinfink, Esq.
   Milbank, Tweed, Hadley & McCloy
   1 Chase Manhattan Plaza
   New York, New York  10005



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                  Space above this line for recorder's use



                SECOND MODIFICATION AND CONFIRMATION OF INDENTURE
                        OF MORTGAGE, ASSIGNMENT OF RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING


KNOW ALL MEN BY THESE PRESENTS:

                  THIS SECOND MODIFICATION AND CONFIRMATION OF INDENTURE OF MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this "Second Modification and Confirmation") is made as of the 24th day of May, 1996 by SWANK, INC., a Delaware corporation having a mailing address at 6 Hazel Street, Attleboro, Massachusetts 02703 (the "Mortgagor"), in favor of THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association having its principal office at 1 Chase Manhattan Plaza, New York, New York 10081, as agent for the Banks referred to below (in such capacity, the "Mortgagee").

                              W I T N E S S E T H:

                  WHEREAS, in connection with the execution and delivery of a Credit Agreement dated as of December 22nd, 1992 between the Mortgagor, certain banks (collectively, the "Banks") and The Chase Manhattan Bank (National Association), as Agent (the "1992 Credit Agreement"), the Mortgagor executed and delivered in favor of the Mortgagee an Indenture of Mortgage, Assignment of Rents, Security Agreement and Fixture Filing dated as of the 22nd day of December, 1992 (the "1992 Mortgage") and recorded on December 23, 1992 at Book 5341 Page 60, in the office of the Bristol County Northern Registry of Deeds, Massachusetts, pursuant to which the Mortgagor conveyed to the Mortgagee, all of Mortgagor's right, title and interest in and to the Trust Estate (as defined in the 1992 Mortgage) and granted to the Mortgagee a security interest in the Fixtures (as so defined) for the purpose of securing the obligations of the Mortgagor under the Loan Instruments (as so defined) as more particularly described in the 1992 Mortgage; and


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              Second Modification and Confirmation (Massachusetts)

                  WHEREAS, the Trust Estate under and as defined in the 1992 Mortgage includes the lands and premises located in South Attleboro, Massachusetts more particularly described in Schedule I hereto and made a part hereof; and

                  WHEREAS, the Mortgagor, the Banks and the Mortgagee amended and restated the 1992 Credit Agreement pursuant to an Amended and Restated Credit Agreement dated as of July 20, 1995 (the "1995 Credit Agreement"), and concurrently with the execution and delivery of the 1995 Credit Agreement, the Mortgagor and the Mortgagee executed and delivered a Modification and Confirmation of Indenture of Mortgage, Assignment of Rents, Security Agreement and Fixture Filing dated as of the 20th day of July, 1995 (the "First Modification and Confirmation"; the 1992 Mortgage as modified and confirmed pursuant to the First Modification and Confirmation being herein called the "Existing Mortgage") and recorded on July 21, 1995 at Book 6419 Page 275, in the office of Bristol County Northern Registry of Deeds, Massachusetts, pursuant to which the Mortgagor confirmed that the liens and security interests created pursuant to the 1992 Mortgage continued to secure the 1992 Credit Agreement as amended and restated pursuant to the 1995 Credit Agreement; and

                  WHEREAS, concurrently with the execution and delivery of this Second Modification and Confirmation, the Mortgagor, the Banks and the Mortgagee are entering into a Second Amended and Restated Credit Agreement dated as of May 24, 1996 (as modified and supplemented and in effect from time to time being hereinafter called the "Credit Agreement"), providing, subject to the terms and conditions thereof, for the extension and renewal of the Mortgagor's outstanding indebtedness under the 1995 Credit Agreement (such indebtedness, as so extended and renewed, being herein collectively called the "Obligations"); and

                  WHEREAS, concurrently with the execution and delivery of this Second Modification and Confirmation, the Mortgagor, certain financial institutions, IBJ Schroder Bank & Trust Company and General Electric Capital Corporation, as Co-agents and IBJ Schroder Bank & Trust Company, as ACM Agent are entering into a Revolving Credit and Security (as modified and supplemented and in effect from time to time being hereinafter called the "IBJ Schroder Credit Agreement"); and

                  WHEREAS, concurrently with the execution and delivery of this Second Modification and Confirmation, the Mortgagee, the Banks, the "Agent", the "Co-Agents" and each of the "Lenders" under the IBJ Schroder Credit Agreement are entering into an Intercreditor Agreement (as modified and supplemented and in effect from time to time being hereinafter called the "Intercreditor Agreement"); and

                  WHEREAS, it is a condition to the obligation of the Banks to extend and renew the indebtedness of the Mortgagor pursuant to the Credit Agreement that the Mortgagor execute and deliver this Second Modification and Confirmation.

                  NOW, THEREFORE, to induce the Banks to amend and restate the 1995 Credit Agreement and to extend and renew the indebtedness thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor has agreed that the Existing Mortgage shall be amended as follows:

                  Section 1. Defined Terms. Each capitalized term used herein and not otherwise defined herein shall have the meaning assigned thereto in the Existing Mortgage. In addition, certain terms defined in the Existing Mortgage shall be used therein as follows:

                   (a)  any   reference  in  the  Existing   Mortgage  to  "this
         Indenture" shall be deemed to be a reference to the Existing Mortgage as amended by this Second Modification and Confirmation;

                   (b) any reference in the Existing Mortgage to "the Credit Agreement" shall be deemed to be a reference to the 1995 Credit Agreement as amended and restated by the Credit Agreement;

                   (c) any reference in the Existing Mortgage to "the Notes" shall be deemed to be a reference to the Notes as defined in the Credit Agreement;

                   (d) any reference in the Existing Mortgage to the "Loans" shall be deemed to be a reference to the Loans as defined in the Credit Agreement;

                   (e) any reference in the Existing Mortgage to "Term Loans" shall be deemed a reference to "Loans" under the Credit Agreement;

                   (f) any reference in the Existing Mortgage to "Secured Obligations" shall be deemed a reference to the following:

                  "the payment of the principal of and interest on the Loans, the Notes, and all other amounts owing to the Banks by the Mortgagor under the Credit Agreement, the Notes and any of the Basic Documents"

                   (g) any reference in the Existing Mortgage to "Section 9.12" of the Credit Agreement shall be deemed to be a reference to Section
         7.2 of the IBJ Schroder Credit Agreement (as such term is defined in the Credit Agreement), as incorporated in the Credit Agreement pursuant to Section 9.01(a) thereof; and

                  (h) any reference in the Existing Mortgage to "Section 3.02(d)" of the Credit Agreement shall be deemed to be a reference to
         Section 3.02(b) of the Credit Agreement,

it being the intent of this Second Modification and Confirmation that the obligations of the Mortgagor under the 1995 Credit Agreement as amended and restated by the Credit Agreement shall be entitled to the benefits and collateral security under the Existing Mortgage, subject to the Intercreditor Agreement, as fully as if such obligations had been incurred under the 1992 Credit Agreement as originally in effect.

                  Section 2. Confirmation and Restatement. The Mortgagor, to induce the Mortgagee and the Banks to consummate the transactions contemplated by the Credit Agreement and to extend credit thereunder, and in order to continue to secure the payment of the Obligations, hereby confirms and restates
(a) the conveyance pursuant to the Existing Mortgage to the Mortgagee of the Trust Estate and (b) the grant pursuant to the Existing Mortgage of a security interest in the Fixtures. Nothing contained in this Second Modification and Confirmation shall be construed as (a) a novation of the Obligations or (b) a release or waiver of all or any portion of the conveyance to the Mortgagee of the Trust Estate, or the grant to the Mortgagee of a security interest in the Fixtures, pursuant to the Existing Mortgage.

                  Section 3. Representations and Warranties. The Mortgagor hereby represents and warrants that the representations and warranties made by it in the Existing Mortgage are true and complete on and as of the date hereof as if made on and as of the date hereof and as if each reference therein to "this Mortgage" included reference to the Existing Mortgage as amended by this Second Modification and Confirmation.

                  Section 4. Covenants. The Mortgagor hereby covenants and agrees to perform each and every duty and obligation of the Mortgagor contained in the Existing Mortgage as amended by this Second Modification and Confirmation.

                  Section 5. Acknowledgement of Consent. The Mortgagee hereby acknowledges that each Bank has consented to this Second Modification and Confirmation as required by Section 11.09 of the 1992 Credit Agreement.

                  Section 6. Effectiveness. This Second Modification and Confirmation shall be effective as of the day and year first written above upon its execution and delivery by the Mortgagor and the Mortgagee. Except as herein provided, the Existing Mortgage shall remain unchanged and in full force and effect.

                  IN WITNESS WHEREOF, this Second Modification and Confirmation has been duly executed by the Mortgagor and the Mortgagee as of the day and year first above written.

                                   SWANK, INC.


                                                     By:___________________
                                     Title:

Signed and acknowledged
in the presence of:


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                                                     THE CHASE MANHATTAN BANK
                                                      (NATIONAL ASSOCIATION),
                                    as Agent


                                                     By:___________________
                                     Title:

Signed and acknowledged
in the presence of:


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